                                                                   EXHIBIT 10.26


                                 LOAN AGREEMENT


         This Construction Loan Agreement, effective as of the 30th day of April, 1996, between SIX MILE/ABBY LIMITED PARTNERSHIP, a Michigan limited partnership ("Partnership"); and GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation ("GMAC-CM").


                                R E C I T A L S:

A. Partnership holds title in fee simple to a parcel of real estate containing approximately three and six hundred forty-nine/thousandths (3.649) acres of land located on Six Mile Road one-half (1/2) mile west of Haggerty Road in the City of Northville ("City"), Wayne County, Michigan, legally described on Exhibit A attached and made a part hereof (the "Land").

B. Land will be improved with a sixty (60) unit, seventy-two (72) bed assisted living facility in a building of approximately thirty-nine thousand one hundred fifty (39,150) square feet (the "Improvements"). Upon completion of the Improvements, Land will contain a paved, drained and lighted parking area for not less than the number of passenger vehicles required by applicable zoning codes. The Improvements will be constructed pursuant to plans and specifications ("Plans and Specifications") prepared by Aldrian Guszkowski, Inc. ("Architect") which shall be submitted to and approved by GMAC-CM, and which shall comply with all federal, state and municipal laws, statutes and ordinances (including zoning) and the rules, regulations and resolutions of all agencies of government having jurisdiction over the construction and intended use of the Improvements ("Applicable Laws").

C. Partnership has been organized pursuant to the terms and conditions of an amended and restated limited partnership agreement dated as of March 1, 1996 ("Partnership Agreement").

D.       Partnership has executed the following agreements:

         1. contracts with DAMONE CONSTRUCTION, INC. ("Contractor"), which shall be submitted to GMAC-CM for its approval ("Construction Contract") and which shall provide, among other things, that Contractor will, for a contract price not to exceed Three Million Nine Hundred Ninety-Three Thousand Four Hundred Seventy ($3,993,470.00) Dollars, furnish all services, labor and material necessary and required for construction of the Improvements pursuant to the Plans and Specifications (submitted to and approved by GMAC-CM) and Applicable Laws and to complete the same in all respects on or before December 1, 1996, subject to extension of time [not to exceed sixty (60) days in the aggregate] for delays caused by conditions beyond Partnership's control such as strikes, material shortages, casualty or unanticipated weather conditions ("Completion Date")

                 (except for punch list items reasonably approved by GMAC-CM and which will not make it impossible or unlawful for residents to occupy space within the Improvements);

         2.      one or more agreements with:

                 a. Aldrian Guszkowski, Inc., which shall be responsible for monitoring the construction budget, processing construction invoices and sub-contractors mechanic's liens; and

                 b. Alternative Living Services, Inc. for the management of the Improvements after they become operational

                 (collectively, "Management Contracts"). All Management Contracts shall be submitted to GMAC-CM for its approval, and shall provide that the same may be collaterally assigned to GMAC-CM as security for Loan; and

         3. contract with Architect to prepare Plans and Specifications, which shall be submitted to and approved by GMAC-CM and shall provide that the same may be collaterally assigned to GMAC-CM as security for Loan ("Architect's Agreement").

E. Partnership has requested and Lender has agreed to make a loan to Partnership in an amount not to exceed Four Million Seven Hundred Thousand ($4,700,000.00) Dollars (the "Loan"). Loan proceeds shall be allocated to pay all costs, fees and expenses attributable to the ownership, development, construction, operation and leasing of the Improvements including but not limited to financing, interest, title, recording, consulting architect's, attorneys' and other professional fees and costs and expenses and all costs of service, labor and material necessary and required to complete construction of the Improvements ("Budget Costs") itemized on Exhibit "B" attached and made a part hereof ("Budget").


                                   ARTICLE 1
                           INCORPORATION OF RECITALS

1.1 Recitals (A) through (E), both inclusive, immediately above, are incorporated into this Article 1 as though fully set forth herein.

                                   ARTICLE 2
                            DEFINITIONS AND EXHIBITS

2.1 The following words, terms and phrases used herein are defined in the following references and all other words, terms and phrases shall have the meanings set forth in the following references.

                 Defined Term                                   Reference
                 ------------                                   ---------
                 Affiliates                                 Article 5.3
                 Applicable Laws                            Recital B
                 Approved Expenses                          Article 5.1 BB
                 Approved Lease                             Article 3.1.CC
                 Architect                                  Recital B
                 Architect's Agreement                      Recital D (3)
                 Architect's Certificate                    Article 6.1 B(i)
                 Budget                                     Recital E
                 Budget Costs                               Recital E
                 CERCLA                                     Article 3.1 W
                 Change Orders                              Article 5.5
                 City                                       Recital A
                 Completion Date                            Recital D (1)
                 Construction Contract                      Recital D (1)
                 Construction Escrow                        Article 4.1 F
                 Construction Schedule                      Article 5.1 A
                 Consulting Architect/Engineer              Article 5.1 H
                 Contractor                                 Recital D (1)
                 Contractor's Sworn Statement               Article 3.1 K
                 Contractual Agreements                     Article 3.1 H
                 Default Rate                               Articles 12.4 and 15.10
                 Deficiency                                 Article 4.7
                 Environmental Consultant                   Article 5.1 H
                 Environmental Laws                         Article 3.1 X (i)
                 Environmental Report                       Article 6.1 B(iii)
                 ERISA                                      Article 15.2
                 Final Disbursement                         Article 4.1 B
                 Financial Period                           Article 3.1 BB
                 Financial Statements                       Article 3.1 BB
                 GMAC-CM                                    Introduction
                 GMAC-CM's Environmental Liability          Article 5.3
                 GMAC-CM's Expenses                         Article 5.1 R
                 GMAC-CM's Fee                              Article 10.1
                 GMAC-CM's Obligations                      Article 12.2
                 Guarantor                                  Article 4.3 E

                 Guaranty                                   Article 4.3 E
                 Hazardous Materials                        Article 3.1 W
                 Improvements                               Recital B
                 Indemnified Party                          Article 15.7
                 Initial Disbursement                       Article 4.1 A
                 Interest Obligation                        Article 4.5
                 Interest Reserve                           Article 4.5
                 Land                                       Recital A
                 Lease Criteria                             Article 3.1 CC
                 Loan                                       Recital E
                 Loan Closing Date                          Article 9.1
                 Loan Documents                             Article 4.3
                 Loan Terms and Conditions                  Article 4
                 Management Contracts                       Recital D (2)
                 Maturity Date                              Article 4.2 B
                 Monetary Default                           Article 12.1
                 Mortgage                                   Article 4.3 A
                 Net Cash Flow                              Article 5.1 AA
                 Non-Monetary Default                       Article 12.1 K
                 Note                                       Article 4.3
                 Operating Budget                           Article 5.1BB
                 Owner's Statement                          Article 3.1 K
                 Partnership                                Introduction
                 Partnership Agreement                      Recital C
                 Permanent Loan                             Article 10.2
                 Permits                                    Article 3.1 G
                 Permitted Exceptions                       Article 6.1 B(v)
                 Plans and Specifications                   Recital B
                 Plat of Survey                             Article 6.1 B(vi)
                 RCRA                                       Article 3.1 X
                 Request for Advance                        Article 6.1 B(xi)
                 Retainage                                  Article 9.4
                 Savings                                    Article 4.6
                 Security Documents                         Article 4.3
                 Soil Tests                                 Article 3.1 V
                 Subsequent Disbursements                   Article 6.2
                 Title Insurance Company                    Article 6.1 B(v)
                 Title Policy                               Article 6.1 B(v)
                 Warranties and Representations             Article 3.1

2.2      The following exhibits are attached hereto and made a part hereof:

                 Exhibit "A" -  Legal Description
                 Exhibit "B" -  Budget

                 Exhibit "C" -  Executory Contracts
                 Exhibit "D" -  Lease Criteria


                                   ARTICLE 3
                         WARRANTIES AND REPRESENTATIONS

3.1 Partnership warrants and represents as follows (collectively "Warranties and Representations"):

         A. Partnership is a limited partnership duly organized and validly existing pursuant to the laws of the State of Michigan, the sole general partner of which is Alternative Living Services - Midwest, Inc., and the limited partners of which are as set forth in Partnership's Certificate of Limited Partnership previously submitted to GMAC-CM;

         B. to the knowledge of Partnership (but without independent investigation), Partnership's general partner is a corporation duly organized and validly existing pursuant to the laws of the State of Michigan and is authorized to execute the Partnership Agreement and to make investments in the Partnership as set forth in the Partnership Agreement;

         C. Partnership has good and marketable title to Land and Improvements, free and clear of all other liens and encumbrances and written or verbal leases, except for real estate taxes not yet due and payable, and the Permitted Encumbrances set forth in the Mortgage;

         D. there are no violations of Applicable Laws, any easements or restrictions of record limiting the use of Land other than Permitted Exceptions, or the Improvements nor are there any facts or reasons known to Partnership which Partnership believes are likely to adversely affect or impair in any respect the intended use of Land and Improvements;

         E. Land is zoned MXD (mixed used district) pursuant to the zoning ordinances of the City, and the development and use of the Land do conform thereto and to the requirements of all other Applicable Laws, and when completed the Improvements will also so conform;

         F. all necessary governmental approvals and permits required for the construction of the Improvements in accordance with the Plans and Specifications ("Permits") have been issued by the City, County, and State of Michigan, and all environmental and other governmental agencies having jurisdiction over the Land and the Improvements and the intended use thereof. To the extent that additional permits will be required to use the Land and Improvements as an assisted living facility, Partnership will use its best efforts to obtain all such permits in timely fashion so as not to delay the opening of the Improvements for business beyond the date of their substantial completion if possible, or, in any event, within sixty (60) days thereafter;

         G. no consent, approval or authorization of any governmental or private authority is required in connection with the valid execution and delivery of this Agreement, Contractual Agreements, Loan Documents, or in connection with the performance of any of the terms, covenants or conditions hereof or thereof other than the permit to operate the Improvements;

         H. Partnership has the authority to execute, deliver and perform all of the terms, covenants, conditions and agreements contained herein, in Construction Contract, Management Contracts and Architectural Agreement and agreements with all others providing services for the construction of the Improvements including, but not limited to mechanical and structural engineers, (all of which shall be, at GMAC-CM's request, submitted to GMAC-CM for its approval (and together with Construction Contract, Management Contracts and Architectural Agreement are collectively "Contractual Agreements");

         I. Contractual Agreements are the duly authorized, valid and legally binding obligations of Partnership and may be enforced strictly in accordance with their respective terms;

         J. this Agreement, Loan Documents, Contractual Agreements and Partnership Agreement constitute (or when executed will constitute) the duly authorized, valid and legally binding obligations of Partnership, and, to the best of Partnership's knowledge, Contractor, Architect or other parties thereto, as the case may be, and may be enforced strictly in accordance with their respective terms;

         K. this Agreement, contractor's sworn statements setting forth all subcontractors and material suppliers who or which will furnish services, labor, or materials for the Improvements ("Contractor's Sworn Statement"), owner's statement as to Budget Costs ("Owner's Statement"), Budget, Construction Schedule, Loan Documents, Contractual Agreements, Requests for Advance and any other document, instrument, financial statement, report, notice, schedule, certificate or statement required by the terms and conditions hereof and previously furnished or which are to be furnished to GMAC-CM do not contain nor shall the same contain any untrue statement of a material fact or omit or will omit to state a fact material to this Agreement, the construction of the Improvements or the intended use thereof;

         L. Partnership is not and shall not be in default of its agreements specified herein, Applicable Laws and Contractual Agreements or any other agreement to which Partnership is a party, the effect of which would materially adversely affect the performance by Partnership of its obligations pursuant hereto and thereto, including the execution and delivery of this Agreement, Loan Documents, Contractual Agreements, and Applicable Laws;

         M. neither Partnership nor any of its agents or employees has received any notice from any governmental authority nor do any of them have knowledge of any violation of Applicable Laws or of any proposed condemnation or eminent domain proceedings concerning the Land;

         N. there are no actions, suits or proceedings pending, or to the knowledge of Partnership, threatened against or affecting Partnership or the Land before any court or any governmental, administrative, regulatory, adjudicatory or arbitrational body or agency of any kind which would materially adversely affect the value of the Land, the intended use of the Improvements or the performance by Partnership of its obligations pursuant to and as contemplated by the terms and provisions of Partnership Agreement, Contractual Agreements, Applicable Laws, this Agreement and Loan Documents, including the execution and delivery hereof and thereof;

         O. to the best knowledge of Partnership, based on reasonable investigation, no circumstance or event exists which, by the passage of time or service of notice, or both, will give rise to any claim against Partnership which could prevent Partnership from performing the terms, covenants, conditions and agreements required of them, respectively, pursuant to or as contemplated by Partnership Agreement, Contractual Agreements, Applicable Laws, this Agreement or Loan Documents;

         P. as of the date hereof, Partnership Agreement is in full force and effect;

         Q. to the best of Partnership's knowledge, the payment of interest on the Loan at the rate specified in Note, does not violate the provisions of any federal law, state statute or municipal ordinance applicable to usury or consumer credit;

         R. all services, labor and material to be installed on or incorporated into Land and Improvements and which is to be paid from the proceeds of Loan or from other available funds, shall be in conformity with Plans and Specifications of good and substantial materials, and otherwise in accordance with Partnership Agreement, Contractual Agreements and Applicable Laws, free from defects;

         S. except for GMAC-CM's Fee, no brokers' fees or commissions are payable with respect to Loan;

         T. the Budget Costs and revenues and other items set forth on the Budget truly and accurately reflect or reasonably estimate projected income and either estimated costs or actual contracted for amounts paid or to be incurred to complete Improvements in accordance with Plans and Specifications and Applicable Laws. Partnership shall promptly advise GMAC-CM in writing if the actual or projected costs of any line item on Budget exceeds the amount specified thereon for such item;

         U. Plans and Specifications submitted to GMAC-CM for approval are complete in all respects and contain all details requisite for the Improvements which when constructed and equipped in accordance therewith shall be ready for the intended use and will qualify for all necessary governmental and private accrediting agency permits and approvals;

         V. soil tests in sufficient number and locations have been taken and the reports thereof do not disclose that special or unusual caissons, footings and foundations are required ("Soil Tests");

         W. to the knowledge of Partnership (based on the Phase I report of Soils & Materials Engineers, Inc., dated March 15, 1996 (the "Environmental Report"), which Partnership believes in good faith to be a reasonable investigation), Land does not now contain and, to the knowledge of Partnership, the land immediately adjacent to Land, does not contain Hazardous Materials, and Partnership does not intend to and shall not use any part of Land or Improvements for the manufacture or storage of Hazardous Materials, except for medical waste generated in the ordinary course of Partnership's business which shall be handled and disposed of in accordance with all applicable laws and regulations. Further, Partnership has not received any notice, summons, citation, directive, letter or other communication, written or oral, from any agency or department of the City, County, the State of Michigan, the United States Government or any agency of government, nor has any action ever been commenced or threatened by any such party concerning any intentional or unintentional action or omission on the part of Partnership or, to the knowledge of Partnership, adjacent owners which resulted from the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Materials into or onto Land or land adjacent to Land.

                 For purposes of this Agreement "Hazardous Material" means: (i) "hazardous substances", as defined by the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), (ii) "hazardous wastes", as defined by the Resource Conservation and Recovery Act ("RCRA"); and (iii) any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials, or substances within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended;

         X. to the knowledge of Partnership (based on the Environmental Report, which Partnership believes in good faith to be a reasonable investigation), the Land and Improvements (including underlying groundwater), and the use and operation thereof, are currently in compliance with all applicable laws, ordinances, requirements and regulations (including consent decrees and administrative orders) relating to public health and safety and protection of the environment, (collectively, "Environmental Laws");

         Y. all utility services necessary and sufficient to service Improvements and the leasing and operation of Land and Improvements are unconditionally available at the boundary of Land without special charges or fees (other than payment of the usual and customary tap-in fees), including water, storm and sanitary sewer facilities, electric, gas and telephone facilities. All easements, servitudes and other agreements required for the use and enjoyment of Land and Improvements for their intended purposes are of record and are in full force and effect, except there may be a need to dedicate utility easements, which Partnership will complete prior to the Completion Date;

         Z. Exhibit "C" attached hereto and made a part hereof constitutes a complete and correct list of all executory contracts and agreements (in addition to Contractual Agreements) bearing upon or affecting Land and Improvements. There is no existing material default under any of said agreements and there is no reason why any obligation thereunder on the part of any party thereto cannot be fully performed;

         AA. any and all documents furnished by Partnership in connection herewith are true, complete and correct copies thereof and there are no amendments or modifications thereto other than as set forth therein;

         BB. the financial statements of Partnership ("Financial Statements") fairly present the financial condition of Partnership as of the date and for the financial period ("Financial Period") set forth thereon; and

         CC. Partnership will not lease any part of the Improvements except to residents and upon terms and conditions contained in a form submitted to and approved by GMAC-CM ("Approved Lease") and consistent with the minimum lease criteria set forth on Exhibit "D" ("Lease Criteria").

3.2 Warranties and Representations shall be true and correct on Loan Closing Date and shall remain true and correct at all times thereafter until the principal balance and all accrued and unpaid interest due and owing on Loan have been paid in full, shall be reaffirmed as of the date of each Request for Advance and shall be true and correct on the date of payment of the amounts disbursed by reason of Requests for Advance.


                                   ARTICLE 4
                   AGREEMENT TO LEND AND BORROW, LOAN TERMS,
                 EVIDENCE OF AND SECURITY FOR LOAN AND RESERVES

4.1 Subject to the terms and conditions of this Agreement, GMAC-CM agrees to lend and Partnership agrees to borrow, from time to time, amounts up to but not exceeding the total amount of the Loan, the proceeds of which shall be used and disbursed as hereafter provided, PROVIDED, HOWEVER, that:

         A. the initial disbursement shall be made on Loan Closing Date ("Initial Disbursement"). At a minimum, Initial Disbursement shall include all fees, costs and other expenses due or incurred by GMAC-CM;

         B. the final disbursement shall be made on or before thirty (30) days prior to the Maturity Date ("Final Disbursement");

         C. all Subsequent Disbursements shall be made not more frequently than monthly, and together with Final Disbursement, only upon Requests for Advance received by GMAC-CM not less than five
                 (5) days prior to the date on which the applicable Subsequent Disbursement or Final Disbursement is required and if, without the fault of GMAC-CM, the Title Insurance Company does not disburse the amount requested by Partnership on the date required, interest thereon, at the rate of interest provided in Note, shall nonetheless accrue;

         D. all disbursements (except for payments on account of interest due on Loan, GMAC-CM's Expenses and Final Disbursement) shall be made in amounts of not less than FIFTY THOUSAND DOLLARS ($50,000.00) except for Final Disbursement;

         E. the execution hereof by Partnership hereby constitutes an irrevocable direction and authorization to GMAC-CM to make the Initial Disbursement, Subsequent Disbursement and Final Disbursement as money loaned pursuant to the terms and conditions of this Agreement. All such disbursements shall satisfy pro tanto the obligations of GMAC-CM hereunder and shall be evidenced by Note and secured by Security Documents; and

         F. all disbursements (except for payments on account of interest due on Loan and GMAC-CM's Expenses) shall be paid by GMAC-CM through Title Insurance Company directly to sub-contractors, contractors and others furnishing labor, material or services with respect to the Improvements, pursuant to the terms and conditions of a construction loan escrow agreement to be established by GMAC-CM with Title Insurance Company ("Construction Escrow").

4.2 The principal balance due and owing on Loan shall bear interest as provided in Note and shall be payable as follows:

         A. accrued interest only on the first day of each month, commencing with the first day of the first month immediately following the making of the Initial Disbursement, up to and including the first day of March, 1999; and

         B. a final payment of principal balance and accrued and unpaid interest on April 1, 1999 ("Maturity Date").

4.3 Loan shall be evidenced by note of Partnership, payable to the order of GMAC-CM, in the full amount thereof ("Note"), and secured by the following documents (collectively "Security Documents"):

         A. Mortgage and Fixture Filing encumbering Land and Improvements ("Mortgage");

         B. Assignment of Contractual Agreements, including Construction Contract, Management and Leasing Agreement, Architect's Agreement and agreements with engineers, if any;

         C. Security Agreement and Financing Statements, including an assignment of all proceeds, charges, license and occupancy fees paid by residents of the Improvements;

         D.      Assignment of Leases and Rents;

         E. Completion Guaranty ("Guaranty") executed by Michael G. Damone, Michael J. Damone and Alternative Living Services, Inc. (collectively the "Guarantor");

         F. Environmental Indemnification Agreement executed by Partnership and Guarantor;

         G.      Payment Guaranty executed by Guarantor; and

         H. Such other Security Documents as GMAC-CM may reasonably require.

         Note and Security Documents are sometimes herein collectively referred to the "Loan Documents".

4.4 Disbursements shall be made only at such time as the Loan is "in balance". The Loan shall be deemed to be "in balance" PROVIDED THAT Partnership has invested sufficient funds in Land and Improvements to assure GMAC-CM, in its judgment, that the undisbursed portion of the Loan is sufficient to pay in full the costs necessary to complete construction of the Improvements and to pay all other Budget Costs. Sections 4.7, 5.1.E and 5.1.G address the treatment of a budget imbalance.

4.5 GMAC-CM shall not be obligated to advance that part of Loan to Partnership which, in GMAC-CM's opinion, is necessary to assure the payment of interest due and owing on Loan ("Interest Obligation"), GMAC-CM's Fee and GMAC-CM's Expenses and any other usual and customary items payable to GMAC-CM, and GMAC-CM may pay the same to itself in the amount and at the time when the same are, by the terms and conditions of this Agreement, Note and Security Documents, due and payable; provided that GMAC-CM shall notify Partnership in writing within a reasonable time after making any such disbursements.
         Payments of the Interest Obligation shall be deducted from the Budget line item for interest (the "Interest Reserve") and payments of GMAC-CM's Fee and GMAC-CM's Expenses shall be deducted from their respective line items in the Budget or, at GMAC-CM's option, paid by Partnership in the event of a default under any Loan Document or a Deficiency in the applicable Budget line item.

4.6 The Budget reflects by line or category, the purpose for which funds advanced hereunder are to be applied. GMAC-CM shall not be required to disburse for any category more than the amount specified therefor in the Budget unless and only to the extent that actual costs for completed categories is less than the amount specified on Budget for such categories ("Savings") in which case the amount of Savings may be applied by Partnership to such incomplete categories as requested by Partnership, subject however to GMAC-CM's reasonable approval. In all events, all Savings, if not so applied, shall be allocated to a "contingency" line item. Subject to GMAC-CM's written approval, the contingency line item may be used to fund cost overruns at any time the Loan remains in balance and no default exists under any Loan Document.

4.7 In the event that the actual projected costs of any line item in Budget exceeds the amount specified thereon for such line item and if in the opinion of GMAC-CM, after giving effect to the balance due and owing under Budget, reasonable allocation of the amounts remaining in the contingency line item and the amount of Savings available for reallocation and any other amounts available to Partnership for the payment of Budget Costs, the amount remaining to be disbursed on account of Loan proceeds is insufficient to pay the Budget Costs, a deficiency will be deemed to have occurred ("Deficiency").


                                   ARTICLE 5
                            COVENANTS OF PARTNERSHIP

5.1      Partnership shall:

         A. furnish the services, labor and material necessary and required to complete the Improvements in conformity with Plans and Specifications, Partnership Agreement, Contractual Agreements and Applicable Laws within the time sequences set forth on construction schedule submitted to and approved by GMAC-CM ("Construction Schedule");

         B. keep Land and Improvements free and clear of all liens, of accruing taxes and special assessments thereon, provided Partnership may pay special assessments in installments if permitted by the taxing authority and may, subject to GMAC-CM's prior written approval, defer the payment of taxes in connection with a good faith contest of a tax assessment;

         C. except as herein or in Mortgage provided, not permit the transfer, assignment or conveyance of any partnership interest in Partnership;

         D. furnish to GMAC-CM, promptly upon Partnership's knowledge thereof, notice of:

                 (i)      any default under any of the Loan Documents; or of

                 (ii) any event which, with the giving of notice or passage of time, or both, would be a Monetary Default or Non-Monetary Default, whether by Partnership or any other party; or

                 (iii) any threatened or pending litigation or governmental proceedings which would materially adversely affect the financial condition of Partnership or affect the timely completion of construction and installation of the Improvements, or which concerns compliance with Environmental Laws;

         E. promptly pay all Budget Costs, PROVIDED THAT GMAC-CM is authorized, after a default or a Deficiency has occurred, to pay Budget Costs directly and deduct the same from the proceeds of Initial Disbursement, Subsequent Disbursements and Final Disbursement, as the case may be;

         F. not record or permit the recording of this agreement without the prior written consent of GMAC-CM;

         G. promptly advise GMAC-CM if the actual or projected costs of any line item on the Budget exceeds the amount specified thereon or if a Deficiency has occurred and within ten (10) days of demand by GMAC-CM, pay to GMAC-CM a sum equal to Deficiencies, which shall not bear interest and shall be disbursed prior to any additional proceeds of Loan;

         H. cooperate with and furnish to GMAC-CM and the consulting architect or engineer retained by GMAC-CM ("Consulting Architect/Engineer") and the consultant retained by GMAC-CM to prepare the Environmental Report ("Environmental Consultant"), to review Plans and Specifications, Soil Tests and such other data, information or drawings as may be required by him or it and shall permit Consulting Architect/Engineer and Environmental Consultant free access to Land and Improvements for the purpose of making physical inspections thereof;

         I. at all times, perform all of the terms, covenants, conditions and agreements required pursuant hereto and to Partnership Agreement, Applicable Laws, Contractual Agreements and Loan Documents;

         J. employ and utilize all labor contracted or hired and all materials contracted or purchased, which shall be paid from the proceeds of Loan solely for the benefit of Land and Improvements;

         K. receive and hold in trust all disbursements of the Loan for the purposes specified in Budget and Requests for Advance;

         L. permit GMAC-CM and its representatives and agents, upon reasonable prior written notice during normal business hours, access to their records and books of account in connection with Land and Improvements, including any supporting or related receipts, purchase orders, evidences of payment, vouchers or papers maintained by or on behalf of Partnership, or its representatives or agents, which access shall include the right to make extracts or copies thereof;

         M. furnish to GMAC-CM, within ninety (90) days after the end of the annual fiscal or calendar-year periods of Partnership a copy of its financial statements, to include, but be limited to, operating statements, balance sheet and cash flow statements, prepared in accordance with generally accepted accounting principles and certified to be true and correct by Partnership, which shall be in such detail as GMAC- CM may reasonably require;

         N. promptly notify GMAC-CM of any change of the fiscal year of Partnership;

         O. promptly submit Owner's Statement, and cause Contractor to deliver to Title Insurance Company Contractor's Sworn Statement and required waivers of lien with respect to services, labor and material furnished and installed pursuant to Construction Contract or any other applicable agreement to provide services, labor or material to or for the benefit of Land and the Improvements and copies thereof to GMAC-CM if requested by GMAC-CM;

         P. not, without the consent of GMAC-CM, change Budget or Construction Schedule in any respect;

         Q. shall, on a monthly basis after the first occupant occupies the Improvements, furnish monthly operating statements, status reports concerning the occupancy of the Project (including the number of residents and the amount of occupancy charge each resident pays) with respect to the Improvements;

         R. pay within ten (10) days following receipt of invoice, any and all of GMAC-CM's reasonable expenses relating to the Loan, including, without limitation, recording, registration and filing charges and taxes, mortgage taxes, charges of the title insurer, photocopying, printing and photocopy expenses, costs of surveys, escrow charges, costs of all studies of the soil, including, without limitation, toxic waste studies, costs of certified copies of instruments and other documents, all costs, fees and expenses of GMAC-CM's Consulting Architect/Engineer and Environmental Consultant, and all attorney's fees relative to the preparation and delivery of this Agreement and the Loan Documents and the disbursement of the proceeds of Loan ("GMAC-CM's Expenses");

         S. upon thirty (30) days' prior written notice to GMAC-CM, and without utilizing any of the proceeds of Loan, but at Partnership's sole cost and expense, to take all actions as shall be reasonably necessary or advisable for the cleanup of Land and Improvements including all removal, containment and remedial actions, all in accordance with applicable Environmental Laws (and in all events, with respect to Land and Improvements, in a manner satisfactory to GMAC-CM), and shall further pay all cleanup, administrative and enforcement costs of applicable governmental agencies which may be asserted against Land, Improvements or GMAC-CM; however Partnership may, with GMAC-CM's prior written approval, contest any such assertion if, in GMAC-CM's opinion, such contest will not threaten GMAC-CM's security for the Loan;

         T. execute and deliver or cause to be executed and delivered to GMAC-CM now, and at any time or times hereafter, all documents, instruments, letters of direction, notices, partnership authorizations, reports, acceptances, receipts, consents, waivers, affidavits and certificates as GMAC-CM may reasonably request, in form satisfactory to GMAC-CM, to perfect and maintain perfected the liens granted by Partnership to GMAC-CM upon the Land and Improvements or other collateral securing the Loan pursuant hereto and Loan Documents and in order to consummate fully all of the transactions contemplated hereunder; and in connection therewith, Partnership hereby irrevocably makes, constitutes and appoints GMAC-CM and any of its officers, employees or agents, as its true and lawful attorney with power to sign the name of Partnership to any such document, instrument, letter of direction, notice, report, acceptance, receipt, consent, waiver, affidavit or certificate if Partnership has not complied with GMAC-CM's request to execute or cause such documents to be executed within ten (10) days from date of written request, provided, however, that GMAC-CM shall not in any way change the amount of the Loan or the Interest Rate specified in the Note by the exercise of such power of attorney;

         U. to the fullest extent permitted by law, Partnership shall indemnify, save and keep the GMAC-CM harmless from any damage, claims or causes of action brought by third parties arising out of or related to a known or alleged design or construction defect of the Improvements, or otherwise arising out of or related to Partnership's operations and management or other activities of or in connection with the construction and operation of the Improvements;

         V. not use the proceeds of the Loan for the purpose or carrying of registered equity securities within the purview of Regulation G of the Federal Reserve Board or for the purpose of retiring any indebtedness which was originally incurred for any such purpose;

         W. except for the written notice required by the provisions hereof and the Loan Documents, Partnership waives to the fullest extent permitted by law: (i) any and all notice or demand which Partnership might be entitled to receive with respect hereto or the Loan Documents by virtue of any applicable statute or law; (ii) any demand, protest, notice of payments and non-payments, or any default, release, compromise, settlement, extension or renewal of all notes, instruments or documents at any time held by GMAC-CM on which Partnership may in any way be liable; and (iii) notice of any action taken by GMAC-CM unless expressly required hereby or by the Loan Documents;

         X. so long as Loan remains unpaid: promptly furnish GMAC-CM with such information concerning the affairs of Partnership as GMAC-CM may reasonably request from time to time hereafter; promptly notify GMAC-CM of any condition or event which constitutes Monetary Default or Non-Monetary Default or with respect to any term, condition, warranty, representation or provision hereof, to Partnership's knowledge, of any material adverse change in the financial condition of Partnership; maintain a standard and modern system of accounting in accordance with generally accepted accounting principles; within the time periods provided herein, furnish to GMAC-CM true and correct copies of accounting statements relating to the Land and Improvements and financial statements of Partnership in form satisfactory to GMAC-CM provided that such accounting and financial statements need not be certified;

         Y. Partnership shall not suffer or permit any amendment of Partnership Agreement, which, in GMAC-CM's reasonable judgment, could adversely affect the Land and Improvements or GMAC-CM's security interests granted pursuant to Security Documents, and except to reflect transfers which are permitted by the Mortgage, Partnership shall not suffer or permit the withdrawal of any partners, the admission of any new partners, or a change in the general partner of Partnership without, in each instance, the prior written approval of GMAC-CM. Notwithstanding the foregoing to the contrary, and provided Partnership gives GMAC-CM prompt written notice thereof, GMAC-CM hereby consents to (i) the withdrawal of The Damone Group Investment, L.L.C., a Michigan limited liability company, as a limited partner of Partnership, and (ii) the acquisition (by merger) of one hundred (100%) percent of the stock of the General Partner by Alternative Living Services, Inc. Following (i) and (ii) above, the Partnership shall have one general partner, the General Partner, which shall be wholly-owned by Alternative Living Services, Inc., and the sole limited partner of the Partnership shall be Alternative Living Services, Inc. No other person or entity shall be admitted as a general partner of the General Partner, and no shares of the General Partner shall be transferred unless GMAC-CM approves such admission or transfer in writing, which approval may be denied in GMAC-CM's good faith discretion, without regard to reasonableness. No other person or entity shall be admitted as a limited partner of the Partnership without GMAC-CM's prior written consent, which consent shall not be unreasonably delayed, conditioned or withheld. No such withdrawal or consent by GMAC-CM shall limit or impair the obligation of any Guarantor under the Payment Guaranty or the Completion Guaranty (and all guarantors shall affirm the Payment Guaranty and the Completion Guaranty, in writing, prior to or simultaneously with the withdrawal). Before GMAC-CM is required to make a decision on any request to admit a new partner or approve any transfer of an interest in a partner, Partnership shall supply GMAC-CM with copies of all proposed partnership amendments and/or transfer documents in respect of the proposed transaction, and such supporting documentation (including financial information) as GMAC-CM may reasonably request concerning the proposed transaction;

         Z. except as otherwise expressly permitted in this Agreement or any of the Loan Documents, execute any amendment to or modification of any Contractual Agreement without GMAC-CM's approval; Partnership shall deliver to GMAC-CM notice of the termination of any Contractual Agreement and copies of any notice of default sent or received by Partnership with respect to any Contractual Agreement; and

         AA. pay to GMAC-CM, no later than the twentieth (20th) day of each month, all net revenues received from the operation of Improvements ("Net Cash Flow") for the prior month. Net Cash Flow is defined as a sum equal to the monthly revenues received in the operation of the Improvements less Approved Expenses (as defined in Article 5.1 BB below). Without in any way relieving Partnership from its Interest Obligation, GMAC-CM agrees that GMAC-CM will apply the amount so paid first to discharge the Partnership's Interest Obligation then due and payable and thereafter to reduce principal or any other sum Partnership owes GMAC-CM, as GMAC-CM shall determine. Notwithstanding the foregoing to the contrary, so long as no default exists under any Loan Document, and provided further the Net Cash Flow of the Improvements is sufficient to yield a debt service coverage ratio of at least 1.15:1.00 for the three (3) prior months (the "Debt Coverage Achievement"), GMAC-CM shall apply Net Cash Flow for the month to the Partnership's Interest Obligation then due and payable and the balance of the Net Cash Flow for that month shall be returned to Partnership. After Debt Coverage Achievement and absent any Event of Default or Deficiency, GMAC-CM shall not thereafter retain any part of the Net Cash Flow in excess of Partnership's Interest Obligation then due and payable unless the Net Cash Flow fails to yield a debt service coverage of at least 1.00:1.00 in any month, at which point GMAC-CM may again retain Net Cash Flow in excess of Partnership's Interest Obligation then due and payable until the next Debt Coverage Achievement.

                 So long as no Deficiency, Monetary Default or Non-Monetary Default exists under any of the Loan Documents, any Net Cash Flow paid by Partnership to GMAC-CM in excess of Partnership's Interest Obligation will not be used to reduce principal, but instead will be held by GMAC-CM without interest and be added to the Interest Reserve.

                 So long as no Deficiency or default exists under any of the Loan Documents, all portions of the Net Cash Flow held in Interest Reserve at the time of a Debt Coverage Achievement will be returned to Partnership.

         BB. Thirty (30) days prior to the completion of the Improvements and no later than each December 1 thereafter, the Partnership shall provide GMAC-CM with the proposed operating budget for the Improvements for the remainder of the calendar year or the next calendar year, as applicable, for GMAC- CM's approval, which approval shall not be unreasonably delayed or withheld. If GMAC-CM does not object to the proposed budget in writing within thirty (30) days of GMAC-CM's receipt, the proposed budget shall be deemed approved as the Operating Budget. Any expense which falls within the parameters of the Operating Budget shall be an Approved Expense.

         CC. Provided no default exists under any Loan Document, and no Deficiency exists, the Interest Reserve will be advanced by GMAC-CM to pay any portion of the Interest Obligation which remains unpaid after the application of Net Cash Flow in any month as provided under 5.1 AA above.

5.2      With respect to Hazardous Materials:

         A. the use and operation the Land and Improvements shall comply with all Environmental Laws. All required governmental permits and licenses shall remain in effect, and Partnership shall comply therewith. All Hazardous Material present, handled or generated on the Land and Improvements will be disposed in a lawful manner. Partnership will satisfy all requirements of applicable Environmental Laws for the maintenance and removal of all underground storage tanks on the Land and Improvements, if any. Without limiting the foregoing, all Hazardous Material shall be handled in compliance with all applicable Environmental Laws;

         B. Partnership shall immediately notify GMAC-CM and provide copies upon receipt of all written complaints, claims, citations, demands, inquiries, reports or notices relating to the condition of the Land and Improvements or compliance with Environmental Laws. Partnership shall promptly cure and have dismissed with prejudice any such actions and proceedings to the satisfaction of GMAC-CM, subject, upon GMAC-CM's prior written approval, to the Partnership's right to contest the same in good faith if GMAC-CM determines such contest will not threaten GMAC-CM's security for the Loan, and shall keep the Premises free of any lien imposed pursuant to any Environmental Laws;

         C. Partnership shall provide such information and certifications which GMAC-CM, may reasonably request from time to time to insure Partnership's compliance with this Agreement. To investigate Partnership's compliance with Environmental Laws and with this Agreement, GMAC-CM shall have the right, but no obligation, at any time to enter upon the Land and Improvements, investigate the Land, take samples, review Partnership's books and records, interview employees and officers, and conduct similar activities. Partnership shall cooperate in the conduct of such an audit; and

         D. GMAC-CM is entitled to rely upon Partnership's representations and warranties contained in this Agreement despite any independent investigations by GMAC-CM or its consultants. The Partnership shall take reasonable actions to determine for themselves and to remain aware of, the environmental condition of the Land and Improvements. Partnership shall have no claim, right or cause of action against GMAC-CM arising out of or in connection with any environmental investigations or findings made by GMAC-CM or GMAC-CM's consultants; provided that, if available at no extra cost, GMAC-CM will request the written agreement of such consultant that, upon Partnership's payment of the consultant's charges, Partnership may rely upon such consultant's report. IF GMAC-CM comes into possession of any information which establishes a violation or possible violation of environmental laws at the Land, GMAC-CM shall endeavor to advise Partnership, but GMAC-CM shall have no liability for failing to do so, or failing to do so accurately.

5.3 For the purposes of this Agreement, the term "GMAC-CM's Environmental Liability" shall mean any losses, liabilities, obligations, penalties, claims, litigation demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses, of any kind or nature whatsoever (including reasonable attorneys fees at trial and appellate levels and experts fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred, by or asserted or awarded against GMAC-CM or any of GMAC-CM's parent and subsidiary corporations, and their affiliates, shareholders, directors, officers, employees, and agents (collectively "Affiliates") in connection with or arising from:

         A. any Hazardous Material on, in, under or affecting all or any portion of the Land and Improvements, the groundwater, or any surrounding areas;

         B. any misrepresentation, inaccuracy or breach of any warranty, covenant or agreement contained or referred to in Sections 3.1 and 5.2, or if pertaining to Hazardous Materials anywhere else in this Agreement;

         C. any violation or claim of violation by Partnership of any Environmental Laws; or

         D. the imposition of any lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of Hazardous Material.

         Partnership agrees to indemnify, defend (at trial and appellate levels and with counsel acceptable to GMAC-CM and at Partnership's sole cost) and hold GMAC-CM, and its Affiliates free and harmless from and against GMAC- CM's Environmental Liability. The foregoing indemnification, defense and hold harmless obligations shall survive repayment of the Note or any transfer of the Land and Improvements by foreclosure or by a deed in lieu of foreclosure for any GMAC-CM's Environmental Liability.

         Partnership, its successors and assigns, hereby waive, release and agree not to make any claim or bring any cost recovery action against GMAC-CM under CERCLA or any state environmental law or any similar law now existing or hereafter enacted. It is expressly understood and agreed that to the extent that GMAC-CM, is strictly liable under any Environmental Laws, the obligation of Partnership to GMAC-CM under this indemnity shall likewise be without regard to fault on the part of Partnership with respect to the violation or condition which results in liability to GMAC-CM. Notwithstanding anything contained herein or in any of the Loan Documents to the contrary, Partnership shall have no liability to GMAC-CM for violation of any environmental law to the extent that such violation is caused by the acts of GMAC-CM, its agents or contractors, or where the violation first occurs after the date Partnership ceases to own or control the Land and where such violation is not the result of a condition which existed at, under or upon the Land at the date Partnership ceased to own or control the Land.

5.4 The provisions hereof are by this reference incorporated into the terms of the Mortgage and shall be secured thereby as if fully set forth in the Mortgage.

5.5 Partnership shall not enter into any agreement with third parties, by the provisions of which this Agreement or Loan Documents are to be amended, without the prior written consent of GMAC-CM, nor shall Partnership approve any changes to Plans and Specifications ("Change Orders") or permit any work to be performed in conformity with Change Orders and only with the prior written consent of GMAC-CM; PROVIDED, HOWEVER, that the consent of GMAC- CM will not be required for any individual Change Order which increases or decreases the cost of construction of the Improvements by an amount less than TWENTY FIVE THOUSAND AND NO/100 DOLLARS ($25,000.00), and only to the extent that the aggregate of all such Change Orders do not exceed ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00). Copies of all Change Orders and evidence of any necessary approvals thereof shall be promptly delivered to GMAC-CM, regardless of whether the approval of GMAC-CM is required.


                                   ARTICLE 6
                      CONDITIONS PRECEDENT TO DISBURSEMENT

6.1 GMAC-CM shall be under no obligation to make Initial Disbursement unless and until GMAC-CM is in receipt of executed Loan Documents and the following conditions shall have been satisfied:

         A. Warranties and Representations are true and correct on the date of Initial Disbursement (before and after giving effect thereto) with the same effect as if made on the date thereof;

         B.      Partnership shall have furnished to GMAC-CM, for its approval:

                 (i) copies of Plans and Specifications, current-date certificate of Architect, in form and content satisfactory to GMAC-CM ("Architect's Certificate"), setting forth that Soil Tests are satisfactory and Plans and Specifications are sufficient to complete the construction of the Improvements in conformity therewith and with Applicable Laws; and all services, labor and material then incorporated into Land and Improvements to the date of such certificate are in conformity therewith;

                 (ii) certificate from the Contractor (and confirming certificate by the Architect) identifying all required Permits together with copies thereof, or, where copies are not available, stating at what stage of construction copies will be available;

                 (iii) written report of Environmental Consultant, satisfactory to GMAC-CM in all respects, setting forth that Land and Improvements are free and clear of all matters with respect to Hazardous Material caused by either on-site or by off-site conditions which are in the knowledge of or readily observable by Environmental Consultant or which would have come to the knowledge of Environmental Consultant upon due diligence ("Environmental Report");

                 (iv) certificates of insurance or duplicate original insurance policies as required by Article 11 hereof;

                 (v) Metropolitan Title Insurance Company, as agent for Chicago Title Insurance Company ("Title Insurance Company") shall have issued or be prepared to issue, a mortgage loan policy ("Title Policy") in the amount of the Loan (with direct access reinsurance in amounts and with companies acceptable to GMAC-CM) and otherwise in form and content acceptable to GMAC-CM, which shall (a) indicate that title to Land and Improvements is vested in Partnership and such title is good and marketable, free and clear of defects, liens or encumbrances, except for such exceptions to title as may be acceptable to GMAC-CM ("Permitted Exceptions"), (b) insure that Mortgage is a first and valid lien on Land and Improvements subject only to Permitted Exceptions, (c) provide for the issuance of date down endorsements reaffirming the first lien priority of Mortgage and setting forth that the amount of Loan proceeds disbursed from time to time is not subordinate to the lien of any person, firm, corporation or other entity furnishing or supplying services, labor or material to or for the benefit of Improvements, and (d) contain 3.0 zoning endorsement (with commitment to issue a 3.l zoning endorsement with parking when construction of the Improvements has been completed), contiguity, comprehensive and pending disbursement endorsements, and such other endorsements as may be reasonably required by GMAC-CM;

                 (vi) a survey of the Land prepared by a Michigan registered land surveyor, dated not earlier than thirty (30) days prior to Loan Closing Date, certified as having been prepared for GMAC-CM and Title Insurance Company, in accordance with official records and in strict compliance with the requirements of the laws of the State of Michigan, and of both ALTA/ASCM Joint Survey Standards ("Plat of Survey"), incorporating and indicating the location of all Improvements made to the Land, the location of all easements and public utilities (identified by liber and page of recording), all means of ingress and egress, all set-back lines, any encroachments either upon the real estate of others or by others upon the Site, indicating the location and availability of satisfactory utility services and storm drain and sewer facilities, and disclosing no other matter reasonably objectionable to GMAC-CM, and bearing the following certification:

                                  "We hereby certify to GMAC Commercial
                                  Mortgage Corporation and Metropolitan Title
                                  Insurance Company that we have surveyed the property described herein (the "Property") for the purpose of a mortgage loan to be received by Partnership, a Michigan limited partnership, from GMAC Commercial Mortgage Corporation, and further certify that (i) there are located thereon buildings, improvements and parking areas, as shown,
                                  (ii) said buildings, improvements and parking areas are within the boundaries of the Property and do not encroach on any adjoining property, nor do the buildings, improvements or parking areas on any adjoining property encroach upon the Property, (iii) all easements, rights-of-way and building lines affecting the Property are noted and located hereon by dimension and liber and page of recording, (iv) all means of ingress and egress to the Property are shown and, if by virtue of an easement, the liber and page of recording thereof is shown, (v) there is no moving or standing water on the Property, except as shown, and (vi) the Property (is) (is not) located within a Special Flood Hazard Area as identified by the Federal Insurance Administration, Department of Housing and Urban Development.

                                  "We further certify that this map or plat and the survey on which it is based were made in accordance with 'Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys' currently established and adopted by ALTA and ACSM in 1986; and meets the accuracy requirements of a Class A survey as registered therein."

                          All data, legends and information set forth on the Plat of Survey shall be satisfactory to GMAC-CM and establish to GMAC-CM's satisfaction, that the value of and title to Land and Improvements is not materially diminished or adversely affected thereby.

                          Upon completion of the Improvements, the Plat of Survey shall be updated to reflect the condition of Land and Improvements "as-built";

                 (vii) soil test report approved by the Consulting Architect/Engineer;

                 (viii) certified copies of Partnership's organizational documents, including, but not limited to, the Partnership Agreement;

                 (ix) searches of the appropriate UCC filing offices showing no security interests affecting Partnership;

                 (x) satisfactory evidence which may be in the form of a certificate of Architect or sworn statement of Contractor that the installation of the Improvements can be completed in accordance with Construction Schedule;

                 (xi) a Request for Advance, indicating Budget Costs paid and to be paid from Loan proceeds requested and, in itemized and cumulative form, the aggregate of Budget Cost, the amounts paid on account thereof and amount to be paid ("Request for Advance");

                 (xii) sworn statements of the Partnership and the General Contractor, schedules of costs by work trade category, copies of all writings received or transmitted by the "Designee" identified in the Notice of Commencement during the period ending with the date of the request for the advance, affidavits and certificate of the Partnership, and acceptable assurances that payment will be made to all subcontractors and materialmen, which shall cover all work, labor and materials, including equipment and fixtures of all kinds, done, performed or furnished for the Project to the date for which the payment is sought and waivers of lien for all work completed seven (7) days before the date for which an advance is sought. The certificate shall be certified to GMAC-CM and shall certify:

                          (a) that each request for payment is correct and that to the best of its knowledge all work pursuant to the contract to the date thereof has been done in substantial compliance with the Plans and Specifications therefor;

                          (b) that to the date thereof, there has been no material deviation from the contract amount or time of completion of the work thereunder, except as authorized by contract modifications approved by GMAC-CM or otherwise permitted hereunder; and

                          (c) the total construction cost, the cost to complete the Improvements, and that after giving effect to all amounts previously certified for payment, plus the amount then requested, the remaining uncertified and undisbursed funds will be sufficient to meet all known costs to complete the work covered by the contract;

                 (xiii) Partnership shall, in GMAC-CM's opinion, have fully complied with all of the provisions of the Construction Lien Act, being Michigan Public Act 497 of 1980, as amended, and shall have recorded a Notice of Commencement (as defined therein) and delivered a copy of same to GMAC-CM;

                 (xiv) paid receipts, invoices or vouchers relative to Budget Costs paid;

                 (xv) the legal opinion of Partnership's attorney approved by GMAC-CM, which shall be satisfactory to GMAC-CM in all respects, setting forth that (a) Partnership is duly organized and validly existing pursuant to the laws of the State of Michigan, (b) Partnership has the sole authority to execute this Agreement and Loan Documents and the execution hereof and thereof is not in conflict with or prohibited by the terms and conditions of any other agreement to which Partnership is a party, (c) Loan Documents and Contractual Agreements are valid and enforceable in accordance with their respective terms, subject only to applicable bankruptcy, insolvency or other debtor relief laws relating to or affecting the enforcement of creditor's rights generally; (d) Loan complies with applicable laws relating to the payment of interest;

                 (xvi) MAI Appraisal of Land and Improvements, prepared by an MAI appraiser acceptable to GMAC-CM and in form and content acceptable to GMAC-CM, indicating a value of not less than Six Million Seven Hundred Fifteen ($6,715,000.00) Dollars;

                 (xvii) Construction Disbursement Escrow Agreement signed by Title Insurance Company, GMAC-CM, Partnership and Contractor;

                 (xviii) such other certifications, affidavits or legal opinions as may be necessary, in GMAC-CM's reasonable opinion, to authorize and confirm the execution and delivery of this Agreement and Loan Documents; and

                 (xix)    a certificate from the Architect stating that:

                          (a)     the Architect is familiar with the
                                  requirements of the Michigan Department of Public Health (the "Department") as they pertain to facilities licensed as homes for the aged;

                          (b) the Architect has examined the Plans and Specifications; and

                          (c) when the Improvements are constructed in accordance with the Plans and specifications, the Improvements will meet all the Department's requirements for facilities in connection with licensure as a home for the aged.

         C. Partnership shall have performed or otherwise satisfied all of the terms, covenants, conditions and agreements contained herein and in Loan Documents to be performed or satisfied on or before the Initial Disbursement of Loan;

         D. no Monetary Default or Non-Monetary Default shall have occurred nor shall any circumstance exist which, with the giving of notice or the passage of time, or both, would, in the reasonable opinion of GMAC-CM, constitute a Monetary Default or Non-Monetary Default;

         E. Partnership shall have satisfied all of the obligations required of it pursuant to Contractual Agreements, Partnership Agreement and Applicable Laws;

         F. written report of Consulting Architect/Engineer, in form and content satisfactory to GMAC-CM, is submitted to GMAC-CM confirming the matters set forth in the Architect's Certificate and that the services, labor and material incorporated into Land and Improvements to the date thereof is in conformity with Plans and Specifications and Applicable Laws; and

         G. GMAC-CM is in receipt of certified copies of all Contractual Agreements.

6.2 The obligation of GMAC-CM to make additional disbursements of the proceeds of Loan following Initial Disbursement ("Subsequent Disbursements") and Final Disbursement are conditioned upon the following:

         A. all of the applicable conditions required for Initial Disbursement shall have been satisfied;

         B. Warranties and Representations are true and correct on the date of each Request for Advance (before and after giving effect thereto) with the same effect as if made on said date;

         C.      Partnership shall have furnished to GMAC-CM satisfactory:

                 (i) current-date Request for Advance indicating changes in, variations from and additions to the last preceding Request for Advance;

                 (ii) copies of current-date Owner's Statement and Contractor's Sworn Statement and Waivers of Lien (partial or full, as appropriate), together with paid bills and invoices relative to Budget Costs;

                 (iii) current-date endorsement to Title Policy, increasing the limits of liability of Title Insurance Company to the amount of loan proceeds then disbursed insuring that except for taxes not yet due and payable, Permitted Exceptions and the lien of the Security Documents, no additional exceptions to title have been added to the Title Policy; and

                 (iv) current-date Architect's Certificate, and, if required by GMAC-CM because GMAC-CM has reason to suspect there is cause for additional environmental investigation, a current-date Environmental Report;

         D. GMAC-CM is in receipt of a current-date certification satisfactory to it, issued by Consulting Architect/Engineer;

         E. no Monetary Default or Non-Monetary Default shall have occurred and remain uncured nor shall any circumstance exist which would, in the judgment of GMAC-CM, with the giving of notice or the passage of time, or both, constitute a Monetary Default or Non-Monetary Default;

         F. satisfactory evidence of compliance with Applicable Laws, Contractual Agreement and Partnership Agreement; and

         G. construction of Improvements is in conformity with Construction Schedule.


                                   ARTICLE 7
                          CONSTRUCTION OF IMPROVEMENTS

7.1 On or prior to Completion Date, the Improvements shall be completed, (except for punch list items approved by GMAC-CM and which will not make it impossible or illegal for residents and others to occupy the Improvements for their intended purpose), in substantial conformity with Plans and Specifications and Applicable Laws.

7.2 Partnership shall permit GMAC-CM, Consulting Architect/Engineer and Environmental Consultant to inspect Land and Improvements and the books, records and all other matters pertaining thereto and shall cooperate with GMAC-CM and keep GMAC-CM advised as to such matters.

7.3 If any proceedings are filed or are threatened to be filed seeking to or which may:

         A. enjoin or otherwise prevent or declare invalid or unlawful the construction or operation of Improvements;

         B. enjoin or otherwise prevent any future occupancy by tenants from lawfully occupying all or any part of Improvements;

         C. adversely affect the validity of Note or the validity or priority of the liens and security interests granted to GMAC-CM pursuant to Security Documents; or

         D. have a material adverse effect on the financial condition of Partnership or the ability of Partnership to complete construction of Improvements on or before Completion Date,

         then, and in any such event, Partnership shall immediately notify GMAC-CM of such proceedings and, within ten (10) business days following said notice, shall cause such proceedings to be vigorously contested in good faith by its attorneys and in a manner satisfactory to GMAC-CM. In the event of an adverse ruling or decision, Partnership shall prosecute all permitted appeals relative thereto and shall, without limiting the generality of the foregoing, resist the entry or seek the stay of any temporary or permanent injunction which may be entered and use its best efforts to seek a favorable and speedy disposition of all such proceedings. Notwithstanding the good faith contest or prosecution of such proceedings, Partnership shall continue to be obligated to perform all of the terms, covenants, conditions and agreements specified herein and in Loan Documents, including construction of Improvements in accordance with the Budget and within the time period set forth on Construction Schedule.

7.4      With respect to Contractual Agreements and Permits, Partnership shall:

         A. not suffer or permit any breach or default to occur in any of the obligations of Partnership pursuant thereto nor suffer or permit the same to terminate by reason of any failure of Partnership to satisfy any requirement thereof, including requirements with respect to time limitations and the right to commence and effect completion of the Improvements, on or prior to Completion Date;

         B. keep the same in full force and effect and promptly notify GMAC-CM of any default thereunder; and

         C. execute all documents necessary for the consummation of the transactions contemplated thereby.

7.5 Partnership shall comply with its agreements set forth in Partnership Agreement, and Applicable Laws, Contractual Agreement and all other covenants, conditions, restrictions and easements of record applicable to or affecting Land and construction of the Improvements.

7.6 Prior to Loan Closing Date and from time to time thereafter, GMAC-CM may forward requests for information or verification to any person, firm or corporation who or which has contracted with Partnership with respect to the cost of the Improvements and in the event that such requests for information or verification should disclose that a Monetary Default or Non-Monetary Default has occurred or is about to occur, GMAC-CM may require, as a condition to further disbursement of the proceeds of Loan that such discrepancies be eliminated to its satisfaction.

                                   ARTICLE 8
                     CONSTRUCTION LIENS AND CONTEST THEREOF

8.1 Notwithstanding anything contained herein, or contained in Mortgage, to the contrary, Partnership shall not suffer or permit any construction lien claims to be filed or otherwise asserted against the Land or Improvements and shall discharge the same within thirty (30) days of notice of the existence of lien in case of the filing of any claims for lien or proceedings for the enforcement thereof; provided, however, that Partnership shall have the right to contest in good faith and with reasonable diligence the validity of such lien or claims upon furnishing Title Insurance Company such security or indemnity as the Title Insurance Company may require to induce it to issue its preliminary report on title or its ALTA Form Mortgage Policy insuring against all such claims or liens and provided further that GMAC-CM will not be required to make any further disbursements of the proceeds of the Loan until any construction lien claims shown by preliminary report on title or interim binder, have been waived over or insured against by the Title Insurance Company.

8.2 If Partnership shall fail within thirty (30) days of notice of existence of any lien either:

         A.      to discharge same;

         B. to give security or indemnity in the manner provided in the preceding paragraph;

         C. to maintain such indemnity or security so required by Title Insurance Company for its full amount; or

         D.      bond over such lien as provided by law,

         then, and in any event, GMAC-CM may, at its election (but shall not be required to) procure the release and discharge of any such claim and any judgment or decree thereon, and further, may in its sole discretion effect any settlement or compromise of the same, or may furnish such security or indemnity to Title Insurance Company, and any amounts so expended by GMAC-CM, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be deemed to constitute a disbursement of the proceeds of the Loan. In settling, compromising or discharging any claims for lien, GMAC-CM shall not be required to inquire into the validity or amount of any such claims.

                                   ARTICLE 9
                       LOAN CLOSING DATE AND DISBURSEMENT

9.1 Initial Disbursement shall be made on or before May 8, 1996 ("Loan Closing Date") and Subsequent Disbursements shall be made not more frequently than monthly, in conformity with the terms and conditions hereof, which Subsequent Disbursements and Final Disbursement shall have the same priority and security specified in and provided by Loan Documents as Initial Disbursement.

9.2 If GMAC-CM concludes that, at any time during the term of this Agreement, Deficiencies shall exist or that the Budget does not contain a "line" item or category for a cost required to complete the Improvements in accordance with Plans and Specifications, Applicable Laws, Contractual Agreements or any lease for space within the Improvements, GMAC-CM shall notify Partnership, in writing, which notice shall set forth the amount of such Deficiency or the amount of the omitted "line" item and Partnership shall, within ten (10) days following receipt of such notice, deposit with GMAC-CM the amount set forth therein (on which GMAC-CM shall not be obligated to pay interest), in cash or other security acceptable to GMAC-CM which shall be next disbursed by GMAC-CM as though such amount was an undisbursed part of the proceeds of Loan.

9.3 Initial Disbursement, Subsequent Disbursements and Final Disbursement shall be applied on account of Budget Costs in the following order of priority:

         A.      to GMAC-CM, in payment of GMAC-CM's Fee;

         B.      to the payment of GMAC-CM's Expenses;

         C.      to the payment of Partnership's Interest Obligations; then

         D. to the payment of other Budget Costs included within Requests for Advance approved by Lender.

9.4 Costs of construction of the Improvements shall be subject to a ten per cent (10%) retainage ("Retainage"), which shall be released on a trade-by-trade basis upon certification by Consulting Architect/Engineer that the services, labor or material required for that trade have been completed or installed and upon satisfaction of the conditions required for final disbursement; PROVIDED, HOWEVER, that no Retainage shall be held with respect to so-called "soft costs".

                                   ARTICLE 10
                           GMAC-CM'S FEE AND RIGHT TO
                          PROVIDE PERMANENT FINANCING

10.1 Partnership shall, on the delivery of this Agreement, pay to GMAC-CM, as and for GMAC-CM's fee for making Loan, the sum of Ninety-Four Thousand ($94,000.00) Dollars ("GMAC-CM's Fee"), which shall be deemed earned as of the date of the delivery of this Agreement and to the extent not previously paid shall be payable on the date of delivery of this Agreement.

10.2 In consideration of GMAC-CM making this loan, Partnership hereby grants GMAC-CM a Right of First Refusal and also a Right of Last Refusal to make a permanent loan secured by the Land. These rights shall function as follows:

         A. At such time [but no earlier than forty-five (45) days following the later of completion of the Improvements and the Partnership's licensure to operate the Improvements as a home for the aged] as Partnership wishes to investigate the availability of long-term financing for the Land and the Improvements (a "Permanent Loan"), Partnership shall so notify GMAC-CM, at substantially the same time as Partnership notifies other potential permanent lenders, in writing and GMAC-CM shall have the right, but not the obligation, to provide Partnership with a loan proposal for a Permanent Loan. If GMAC-CM desires to submit a Permanent Loan proposal to Partnership, Partnership shall cooperate with GMAC-CM by supplying GMAC-CM with such financial information concerning the current financial state and future financial prospects of the Land and the Improvements as has been provided to all potential permanent lenders. If Partnership accepts the proposal, Partnership shall promptly submit a mortgage application to GMAC-CM on GMAC-CM's standard application form in accordance with the proposal, in which event, if accepted by GMAC-CM, the proposal shall constitute a loan commitment in accordance with its terms.

         B. If GMAC-CM declines to provide Partnership with a Permanent Loan proposal or if GMAC-CM provides Partnership with a Permanent Loan proposal but Partnership declines to accept such proposal, Partnership shall not accept a commitment for a Permanent Loan for the Land and the Improvement unless and until the following have occurred:

                 (i) Partnership provides GMAC-CM with a written copy of the loan proposal or commitment which Partnership desires to accept; and

                 (ii) thirty (30) days elapse from the date such written proposal or commitment is provided to GMAC- CM; and

                 (iii) GMAC-CM has not given Partnership GMAC-CM's written notice of its intention to make a Permanent Loan to Partnership on the terms and conditions set forth in the other lender's competing loan proposal/commitment.

                 In the event GMAC does not given Partnership written notice of intention to make the Permanent Loan in accordance with the terms and conditions set forth in Partnership's notice, Partnership shall be free after the expiration of the thirty
                 (30) day period provided for in Section 10.2.B(ii) to accept such commitment, and thereafter close on a Permanent Loan in accordance with the financial terms contained such commitment. In the event GMAC-CM gives Partnership written notice that GMAC-CM intends to make the Permanent Loan on the terms set forth in the Partnership's notice, a binding contract to make and accept a Permanent Loan shall arise between Partnership and GMAC-CM on the terms set forth in the proposal or commitment forwarded to GMAC-CM under Section 10.2.B(i) except that Partnership shall be the borrower and GMAC-CM shall be the lender. In such event, Partnership shall promptly submit an application for a Permanent Loan to GMAC-CM on GMAC-CM's standard loan form, but in accordance with the terms and conditions set forth in the notice.

         C. Partnership acknowledges that the economic benefit of the rights set forth in this Section 10.2 are of a unique character, and it may be difficult to quantify the amount of damages arising by virtue of a breach of this Section 10.2 by Partnership. Therefore, Partnership acknowledges that in the event of such a breach, as an alternative to a damage remedy, GMAC-CM shall be entitled to seek and obtain an injunctive order without the necessity of proving immediate, irreparable harm or the lack of an adequate remedy at law. Notwithstanding the foregoing to the contrary, if GMAC-CM accepts a pay-off of the Loan, without providing Partnership with written objection that Partnership has failed to comply with this Section 10.2, such acceptance shall constitute a waiver of GMAC-CM's remedies for breach of this Section 10.2.


                                   ARTICLE 11
                           INSURANCE AND CONDEMNATION

11.1 Partnership shall purchase and keep in full force and effect, in amounts and with companies and in form and content acceptable to GMAC-CM:

         A. Builder's All Hazard Risk Insurance on the non-reporting, 100% Completed Value Form with respect to the Improvements prior to occupancy;

         B. after occupancy of the Improvements, fire, vandalism, malicious mischief and extended coverage insurance in the full replacement value of the Improvements, to include, rent insurance for a period of twelve (12) months, boiler, machinery and glass coverages; and

         C. public liability, earthquake and flood hazard insurance, workman's compensation and employer's liability insurance with respect to Land and Improvements.

         All such policies shall contain loss payable clauses or name GMAC-CM as an additional insured or non-contributory mortgagee, on a mortgagee endorsement satisfactory to GMAC-CM, and provide for not less than thirty (30) days' prior written notice to GMAC-CM of cancellation or material modification thereof. GMAC-CM may require that insurance risks be reinsured with companies and in amounts satisfactory to it.

         In the event that all or any part of Improvements are damaged by an insured casualty prior to completion, Article 4 of the Mortgage shall govern disposition of the insurance proceeds.

11.2 Except as otherwise provided in the Mortgage, in the event that all or any part of Land and Improvements is taken or damaged by eminent domain proceedings of any governmental authority, the award payable thereby shall be paid to GMAC-CM and applied to the payment of the principal balance and accrued interest due and owing on Loan, after deducting all costs, if any, incurred in connection therewith and any excess to Partnership or as Partnership may direct.


                                   ARTICLE 12
                             DEFAULTS AND REMEDIES

12.1 A default by Partnership in the payment of the whole or any part of any of the several installments due and owing pursuant to Note on the due date thereof, or in the payment of Budget Costs, GMAC-CM's Fees, GMAC-CM's Expenses and all other fees, costs and expenses required to be paid by Partnership pursuant hereto as provided herein, or in the payment of amounts specified in Section 9.2 other than Deficiencies, or in the payment of Deficiencies, when due, pursuant hereto and any such default shall continue for five (5) days after written notice, shall be deemed a monetary default pursuant hereto (collectively "Monetary Default"), and the existence of any one or more of the following events and the continuance thereof for thirty (30) days' after written notice thereof from GMAC-CM to Partnership:

         A. the failure of Partnership to perform or satisfy any of the terms, covenants, conditions and agreements required of them, pursuant hereto and to Partnership Agreement, Contractual Agreements and Applicable Laws and the Loan Documents PROVIDED HOWEVER, that if such default is capable of being cured but requires work to be performed, acts to be done or conditions to be remedied which by their nature cannot be performed, done or remedied, as the case may be, within such thirty (30) day period, no default shall occur hereunder if Partnership shall within said thirty
                 (30) day period commence and thereafter diligently pursue a course of action reasonably expected to cure such default and the same is cured within sixty (60) days after such notice PROVIDED THAT no such cure period shall extend the Completion Date;

         B. Warranties and Representations and warranties and representations which relate to Environmental Materials, or any one (1) or more of the same, are, is or shall become untrue;

         C. the failure of Partnership to effect completion of Improvements or a discontinuance or abandonment of construction and installation thereof so that the same cannot, in GMAC-CM's judgment, be completed in conformity with Construction Schedule and on or prior to the Completion Date;

         D. if, at any time prior to repayment of the Loan, whether as the result of an intentional or unintentional act or omission on the part of Partnership or any person occupying or otherwise using all, or any part of the Land and Improvements, a releasing, spilling, leaking, pumping, pouring, emptying or dumping of a Hazardous Material into or onto the Land and Improvements shall occur in violation of Environmental Laws and such occurrence is not in the opinion of GMAC-CM remedied in conformity with applicable laws;

         E. except as otherwise permitted by the provisions hereof, Partnership permits a tax or other lien or encumbrance, or performs any act or fails to act in a manner which results in creating a lien inferior or superior to the lien of the Security Documents described herein, and the payment of the same is not secured to the satisfaction of GMAC-CM, or otherwise discharged within thirty (30) days;

         F. the filing of formal charges, by any governmental or quasi-governmental entity, including without limitation, the issuance of an indictment, under a RICO Related Law against Partnership, any partner of Partnership or Guarantor;

         G. the bankruptcy or insolvency of Contractor or Architect and the failure of Partnership to procure a replacement contractor or architect reasonably satisfactory to GMAC-CM, within thirty
                 (30) days following the occurrence of such bankruptcy or insolvency who or which (as the case may be) is willing to assume the obligations of the Contractor or Architect pursuant to their respective Contractual Agreements;

         H. any transfer, assignment or encumbrance of Land and Improvements or any interest therein other than the granting of utility easements necessary to service the Improvements in locations which do not adversely affect the Land or the Improvements;

         I. the existence of any collusion, fraud, dishonesty or bad faith by or with the acquiescence of Partnership which, in any way, materially relates to any document submitted by Partnership in connection with Partnership's loan application, any draw request, any financial statement submitted by Partnership or under any Loan Document;

         J.      Partnership shall:

                 (i)      make an assignment for the benefit of creditors;

                 (ii) apply for, seek, consent to or acquiesce in the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or for any substantial part of its property;

                 (iii) institute any proceeding seeking the entry of an order for relief pursuant to the Federal Bankruptcy Act to adjudicate it a bankrupt or insolvent or seeking dissolution, winding-up, liquidation, reorganization, arrangement, adjustment or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or failure to file an answer or other pleading denying the material allegations of any such proceeding filed against it; or

                 (iv) fail to contest in good faith any appointment or proceeding described in paragraph K. following; or

         K. without the application, approval or consent of Partnership a receiver, trustee, examiner, liquidator or similar official shall be appointed for it and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of fifteen (15) consecutive days;

         shall constitute a non-monetary default pursuant hereto (collectively "Non-Monetary Default").

12.2 In the event of the occurrence of a Monetary Default or a Non-Monetary Default, at the election of GMAC-CM, GMAC-CM's obligation to make the Initial Disbursement, Subsequent Disbursements or Final Disbursement, as the case may be, shall terminate and all sums due to GMAC-CM pursuant to the provisions hereof and Loan Documents shall immediately become due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived and GMAC-CM, in addition to all remedies conferred upon GMAC-CM by law and by the terms of Loan Documents and except as otherwise limited by the provisions hereof, may pursue any one or more of the following remedies concurrently or successively, it being the intent hereof that none of such remedies shall be to the exclusion of any others: take possession of the Land and Improvements and complete construction of the Improvements and do anything in its reasonable judgment to fulfill the obligations of Partnership hereunder, including the right to avail itself of and procure performance of Contractual Agreements and any other existing contracts with respect to the construction of the Improvements, let any contracts with the same contractors or others in connection with the construction of the Improvements or management of Land and Improvements and employ agents to protect the Land and Improvements. Without restricting the generality of the foregoing and for the above-stated purposes, Partnership hereby authorizes GMAC-CM to exercise any and all of GMAC-CM's rights or remedies under the Note and Loan Documents, to complete the Improvements and to make changes in any plans and specifications which GMAC-CM shall deem necessary or desirable to complete the Improvements; to retain or employ new general contractors, subcontractors, architects and inspectors, as GMAC-CM shall require for said purposes; to pay, settle or compromise all existing bills and claims which may be liens, or to prevent such bills and claims from becoming liens against the Land and Improvements, or as may be necessary or desirable for the completion of all such work or for the clearance of title to the Land and Improvements; and to execute all applications and certificates in its own name, which may be required by any of the Contractual Agreements. To the extent necessary, and without limiting any of GMAC-CM's rights to pursue its remedies hereunder, Partnership hereby irrevocably appoints GMAC-CM as its attorney-in-fact, to do any and every act which the Partnership might do in its own behalf and to execute instruments of release and satisfaction if Partnership has not complied with GMAC-CM's request to do any of the above acts or execute such instruments after seven (7) days written notice requesting such action (except in the event of an emergency no such prior notice shall be necessary) it being understood and agreed that this authorization shall be a power coupled with an interest and cannot be revoked.

12.3 All obligations of the Partnership and all rights, powers and remedies of GMAC-CM provided herein and in Loan Documents, shall be cumulative and in addition to and not in limitation of those provided under applicable law. Partnership hereby waives any right to a trial by jury in any action or proceeding to enforce or defend any rights under the Loan Documents, this Agreement or any amendment, instrument, document or agreement which may be delivered in the future in connection herewith or arising from any banking relationship existing in connection with this Agreement, and agrees that any such action shall be tried before a court and not before a jury.

12.4 Any and all costs and expenses (including reasonable attorneys, appraisers, engineers, architects, surveyors and other consultants and advisors fees) incurred by GMAC-CM, which if not paid when billed shall bear interest at the "Default Rate" (as such term is defined in the Note), in pursuing its remedies hereunder, exercising the aforesaid power of attorney and granting of consents and approvals required of and granted by GMAC-CM by the provisions hereof, shall be an additional indebtedness due and owing by Partnership to GMAC-CM and shall be secured by this agreement and Security Documents. The foregoing power of attorney shall be deemed coupled with an interest and not revocable until payment in full of the principal balance and accrued interest due and owing on Loan.

                                   ARTICLE 13
                                   ASSIGNMENT

13.1 Except as permitted in Section 5.1.Y, Partnership or the partners of Partnership shall not sell, contract to sell, option, assign, pledge, transfer or otherwise dispose of their respective rights and interests in this Agreement or Land or Improvements without the consent of GMAC-CM.

13.2 Provided that GMAC-CM shall remain liable hereunder, GMAC-CM may sell participating interests in the Loan and may assign, negotiate, pledge or otherwise hypothecate all or any part of its interest in this agreement or any of its rights and security hereunder and pursuant to Loan Documents to any bank or financial institution to secure a loan made to GMAC-CM for an amount not in excess of the amount which will be due, from time to time, with interest thereon not in excess of interest payable on Loan. In the event of such assignment, Partnership will accord full recognition to the assignee of GMAC-CM and agree that all rights and remedies of GMAC-CM in connection with the interest so assigned shall be enforceable against Partnership, with the same force and effect and to the same extent as such interest would have been enforceable by GMAC-CM but for such assignment.


                                   ARTICLE 14
                    SELECTION OF CONTRACTORS, MATERIALS AND
                         EXECUTION OF OCCUPANCY LEASES

14.1 Partnership has accepted and hereby accepts sole responsibility for the selection of its own contractor or contractors, all materials, supplies and equipment to be used in construction of the Improvements and GMAC-CM assumes no responsibility for adequacy or sufficiency of materials, or design or engineering, or for the completion of the Improvements according to the Plans and Specifications and Applicable Laws.

14.2 Contractual Agreements and any contract documents between Partnership and any contractor employed by it or any material suppliers shall not be in conflict with the covenants, agreements, promises and representations contained in this Agreement.


                                   ARTICLE 15
                             ADDITIONAL CONDITIONS

15.1 Loan Documents shall be in a form and substance reasonably satisfactory to GMAC-CM and GMAC-CM shall, at all times, have the right to establish, to its satisfaction and in its reasonable discretion, the existence or non-existence of any act which is a condition to this Agreement.

15.2 Neither Partnership nor any of its partners is a party to any plan defined and regulated under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended. None of the assets of Partnership or any partner of Partnership are "plan assets" as defined in 29 C.R.F. Sec. 2509.75-2 or Sec. 2510.3-101.

15.3 This Agreement and the Loan Documents represent the entire, integrated agreements between Partnership and GMAC-CM with respect to Land and the construction of the Improvements and supersede all prior negotiations, representations or agreements pertaining thereto and may not be modified, amended, waived or discharged in any manner other than by written amendment executed by Partnership and GMAC-CM.

15.4 GMAC-CM shall, upon ten (10) days written notice (except no notice is required in an emergency) have the right, but not the obligation, to perform any and all acts which GMAC-CM may deem reasonably necessary to assure the protection of Loan and the lien, charge and security thereof, including, but not limited to, during the continuance of a Monetary Default or Non-Monetary Default, the settlement, compromise or contest of any lien or claim of lien, the taking of possession of Land, completion of the Improvements and the commencement of, appearance in or defense of any action or proceeding purporting to affect the rights, obligations or duties of Partnership and GMAC-CM. Any expense paid or incurred or any advance made by GMAC-CM in connection therewith shall be paid by Partnership to GMAC-CM upon demand and such amounts as are advanced or expended by GMAC-CM hereunder shall be secured by Security Documents and shall bear interest from the date of such advance or expenditure at the default rate of interest specified in Note.

15.5 GMAC-CM and its representatives, agents and contractors, shall, at all times, have access to Land for the purpose of inspecting any part or all thereof, taking soil tests or for any other purpose whatsoever, which inspections shall be for the sole benefit of GMAC-CM and not for the benefit of Partnership, except to the extent conducted by third parties but subject to the limitation on claims against GMAC-CM as provided in Section 5.2.D., which specifies Partnership's right of reliance, or any other person and Partnership acknowledges that the periodic inspections of the construction and installation of the Improvements made by or through or for GMAC-CM are for its loan administration purposes only and neither:

         A. GMAC-CM nor any of its representatives, agents or contractors assumes any responsibility or liability to any person by reason of such inspections or shall be deemed, in any way, responsible to any person for any matters relating to the design or the construction and installation of the Improvements; and

         B. except as provided otherwise in Section 5.2.D or this Section 15.5, Partnership may not rely upon such inspections for any purpose whatsoever, including, but not limited to, the stage of completion of construction and installation, payments due to contractors, subcontractors and materialmen, matters of design, adequacy of workmanship or materials and compliance with Partnership Agreement, Plans and Specifications, Applicable Laws and Contractual Agreements.

15.6 GMAC-CM shall not be liable to Partnership or its partners, Contractor, Architect, contractors, subcontractors, materialmen or to any other party for services performed or materials supplied in connection with the Land and the Improvements or for any debts or claims accruing in favor of any such parties against Partnership or Land and Improvements. Partnership is not now or shall not hereafter be an agent of GMAC-CM for any purpose and GMAC-CM is not and shall not be deemed to be:

         A.      a venture partner with Partnership in any manner whatsoever; or

         B. in privity of Contractual Agreements nor shall any payment of funds directly to Architect, Contractor, contractors, subcontractors or materialmen be deemed to establish any third party beneficiary status or recognition of the same by GMAC-CM unless and until GMAC-CM expressly assumes such status in writing, and approvals granted by GMAC-CM for any matters set forth pursuant hereto shall be narrowly construed to be applicable to only the parties and facts identified in any written approval or, if not in writing, such approvals shall be solely for the benefit of Partnership.

15.7 Partnership does hereby agree to indemnify and hold harmless GMAC-CM, its directors, officers, employees, agents and parent and subsidiary corporations, and each of them (each an "Indemnified Party"), from and against any and all liabilities, claims, damages or expenses incurred by any Indemnified Party arising out of or by reason of entering into this Agreement and the Loan Documents, the making of the Loan, the consummation of the transactions contemplated by this Agreement and the Loan Documents, or the use or contemplated use of the Loan, or the operation or maintenance of any of the Land and Improvements (if such liabilities, claims, damages or expenses arise in connection with GMAC-CM making the Loan hereunder) or the operation of Partnership and to pay or reimburse each Indemnified Party for the reasonable fees and disbursements of counsel incurred in connection with any investigation, litigation or other proceedings (whether or not GMAC-CM is a party thereto) arising out of or by reason of any of the aforesaid; provided that the foregoing shall not apply to any liability, claim, damage or expense arising from the breach by GMAC-CM of any of its obligations hereunder, or arising from the gross negligence or wilful misconduct of any Indemnified Party, or arising from the violation by any Indemnified Party of any law applicable to any Indemnified Party or any liability first arising after the date an Indemnified Party acquires control of the Land following a foreclosure sale or a deed-in-lieu of foreclosure. Each Indemnified Party will promptly give Partnership written notice of the assertion of any claim which it believes is subject to the indemnity set forth in this
         Section 15.7 and will upon the request of Partnership promptly furnish Partnership with all material in its possession relating to such claim or the defense thereof to the extent that the Indemnified Party may do so without breach of duty to others or violating the attorney-client privilege. If Partnership and any Indemnified Party are both parties to any litigation or other proceedings as to which such Indemnified Party is entitled to indemnification under this Section, the defense of Partnership and such Indemnified Party shall be conducted by joint counsel chosen by Partnership and approved by GMAC-CM, but only if and so long as such Indemnified Party shall not have determined on advice of counsel that conflicts or potential conflicts of interest make joint representation inappropriate for such Indemnified Party in the reasonable exercise of its discretion. Partnership shall be liable to pay any amounts properly due to any Indemnified Party under this Section 15.7 immediately upon demand by such Indemnified Party. The indemnities set forth in this Section 15.7 shall survive the payment by Partnership of all amounts payable under the Note or any of the Loan Documents.

15.8 No failure by GMAC-CM to exercise, or delay by GMAC-CM in exercising, any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement and Loan Documents are cumulative and not exclusive of each other or of any right or remedy provided by law or in equity. No notice to or demand upon Partnership, in any instance, shall, in itself, entitle Partnership to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of GMAC-CM to any other or further action in any circumstance without notice or demand.

15.9 Notwithstanding that a reserve will be established for the payment of interest due and owing and that GMAC-CM has agreed that some interest due and owing would be paid from income generated from the Improvements, Partnership is and shall remain liable for the payment of interest on the Loan and of all other sums due and owing pursuant hereto and to Note and Loan Documents.

15.10 If at any time or times following a default under one or more of the Loan Documents, GMAC-CM employs counsel to protect, collect, lease, sell, take possession of, or liquidate any portion or all of Land and Improvements, or to attempt to enforce any security interest or lien in any portion or all of Land and Improvements or to collect amounts due to GMAC-CM or to enforce any rights of GMAC-CM against any person, firm, corporation or entity which may be obligated to GMAC-CM by virtue of the provisions hereof or Loan Documents, heretofore, now or hereafter delivered to GMAC-CM by or for the benefit of Partnership or to render advice or other services with respect to any of the foregoing matters, then in any of such events all of the reasonable attorney's fees arising from such services, and any expenses, costs and charges relating thereto, shall constitute an additional liability owing by Partnership to GMAC-CM, payable on demand, with interest at the "Default Interest Rate", as such term is defined in the Note, and secured by the Security Documents.

15.11 Mere receipt by GMAC-CM of any instrument or document shall not be deemed to be approval thereof, any approvals required hereunder to be in writing only, signed by GMAC-CM and delivered to Partnership.

15.12 Any notices, demands and requests required or desired to be given hereunder shall be in writing and shall be deemed properly served if delivered in person or by United States registered or certified mail, return receipt requested postage prepaid, or by Federal Express or other comparable overnight service, addressed as follows:

                 if to Partnership:         The Damone Group
                                            850 Stephenson, Suite 200
                                            Troy, Michigan 48083

                          and to:           Alternative Living Services, Inc.
                                            450 Sunnyslope Road, Suite 300
                                            Brookfield, Wisconsin 53005
                                            Attn:  Mr. William F. Lasky

                          with copy to:     Dykema Gossett, PLLC
                                            1577 North Woodward, Suite 300
                                            Bloomfield Hills, Michigan 48304
                                            Attn:  Dennis Gannan, Atty.

                 if to GMAC-CM:             GMAC Commercial Mortgage Corporation
                                            100 South Wacker Drive, Suite 400
                                            Chicago, Illinois 60606
                                            Attn:  Vacys Garbonkus

                          with copy to:     GMAC Commercial Mortgage Corporation
                                            100 South Wacker Drive, Suite 400
                                            Chicago, Illinois 60606
                                            Attn:  Mr. Phillip J. Keel

         Any of the foregoing addresses may be changed from time to time if designated in writing by the party to be given notice. Notices, demands and requests given by United States mail in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder three (3) business days after the deposit thereof in the United States mail or the next business day after deposit with a recognized overnight courier service.

15.13 This Agreement and Loan Documents shall become effective only upon the execution and delivery hereof and thereof by GMAC-CM and Partnership, as the case may be.

15.14 This Agreement shall be construed and enforced in accordance with the laws of the State of Michigan.

15.15 This Agreement shall not be construed more strictly against GMAC-CM than against Partnership merely by virtue of the fact that the same has been prepared by counsel for GMAC-CM, it being recognized that Partnership and GMAC-CM have contributed substantially and materially to the preparation of this Agreement.

15.16 The captions of various articles herein are for convenience only and are not to be utilized in construing the content or meaning of the substantive provisions hereof. Partnership and GMAC-CM each acknowledges and waives any claim contesting the existence and the adequacy of the consideration given by the others in entering into this agreement.

15.17 In the event of any inconsistency among the terms hereof (including incorporated terms) or between such terms and the terms of Note and Security Documents, or between the terms of the Partnership's application for Loan and GMAC-CM's commitment to make the Loan, the terms of this Agreement shall be applicable, govern and prevail but no such application shall invalidate Note or the validity or priority of Security Documents. The whole or partial invalidity, illegality or unenforceability of any provision hereof at any time, whether pursuant to the terms of then applicable law or otherwise, shall not affect:

         A. in the instance of partial invalidity, illegality or unenforceability, the validity, legality or enforceability of such provision at such time except to the extent of such partial invalidity, illegality or unenforceability; or

         B. the validity, legality or enforceability of such provision at any other time or of any other provision hereof at that or any other time.

15.18 All words herein which are expressed in the masculine or neuter gender shall be deemed to include the masculine, feminine and neuter genders. Any word herein which is expressed in the singular or plural shall be deemed, whenever appropriate in the context, to include the plural and the singular.

15.19 This Agreement shall be binding upon and shall inure to the benefit of Partnership and GMAC-CM, their respective successors, assigns, grantees and legal representatives.

15.20 Notwithstanding anything contained herein or in the Loan Documents to the contrary, GMAC-CM's discretion, requests and satisfaction shall at all times be reasonably exercised, made or determined, as applicable, and all consents or approvals of GMAC-CM shall not be unreasonably delayed, conditioned or withheld.

15.21 This Agreement may be executed in counterparts which, when fully assembled, shall constitute a single agreement.

         IN WITNESS WHEREOF, Partnership and GMAC-CM have executed or caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

WITNESSES:                              SIX MILE/ABBY LIMITED PARTNER-SHIP,
                                        a Michigan limited partnership

                                        BY: ALTERNATIVE LIVING SERVICES -
                                        MIDWEST, INC., a Michigan corporation,
                                        General Partner



                                        BY /s/ Michael J. Damone
- ------------------------                   -------------------------------
                                           MICHAEL J. DAMONE
- ------------------------                   Vice President
                                                 "Partnership"


                                        GMAC COMMERCIAL MORTGAGE CORPORATION,
                                        a California corporation


                                        BY
- ------------------------                   -------------------------------

- ------------------------                      Its Vice President
                                                 -------------------------
                                                       "GMAC-CM"





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